TG Therapeutics, Inc. Announces Second Quarter 2014 Financial Results and Business Update

Investor Conference Call to be held July 22, 2014 at 8:30am EDT to discuss Second Quarter Financial Results and Preliminary Clinical Data Presented at The Pan Pacific Lymphoma Conference announced earlier today

New York, NY, (July 21, 2014) – TG Therapeutics, Inc. (TGTX), an innovative clinical-stage biopharmaceutical company focused on the acquisition, development, and commercialization of novel treatments for cancer and autoimmune diseases, today announced its results for the second quarter ended June 30, 2014 and recent company developments.

Financial Results for the Second Quarter 2014

At June 30, 2014 the Company had cash, cash equivalents, investment securities, and interest receivable of $51.2 million, as compared to $45.4 million at December 31, 2013.

The consolidated net loss for the second quarter ended June 30, 2014 was $12.0 million, or $0.36 per diluted share, compared to a consolidated net loss of $6.6 million during the comparable quarter in 2013, representing an increase in consolidated net loss of $5.4 million. The increase in consolidated net loss during the second quarter ended June 30, 2014 was primarily the result of a $6.4 million increase in non-cash compensation expense related to equity incentive grants, and $1.2 million of non-cash stock expense recorded in conjunction with the common stock issued to Ligand Pharmaceuticals for the license to the IRAK-4 inhibitors program. These increases were partially offset by a decrease in research and development expenses of $2.3 million during the quarter ended June 30, 2014, principally related to the timing of manufacturing expenses incurred for TG-1101.

The consolidated net loss for the six months ended June 30, 2014 was $19.5 million, or $0.62 per diluted share, compared to a consolidated net loss of $10.3 million during the comparable period in 2013, representing an increase in consolidated net loss of $9.3 million. The increase in consolidated net loss during the six months ended June 30, 2014 was primarily the result of an $8.7 million increase in non-cash compensation expense related to equity incentive grants, and $1.2 million in non-cash stock expense recorded in conjunction with the common stock issued to Ligand Pharmaceuticals for the license to the IRAK-4 inhibitors program. These increases were partially offset by a decrease in research and development expenses of $1.0 million during the six months ended June 30, 2014, principally related to the timing of manufacturing expenses incurred for TG-1101.

Quarterly Highlights and Recent Developments

•	Single agent clinical data for TG-1101 and TGR-1202 were presented at the American Society of Clinical Oncology (ASCO) Annual Meeting held in Chicago, Illinois.

•	Clinical data for TG-1101 in combination with ibrutinib were presented at the 19th Congress of the European Hematology Association (EHA) held in Milan, Italy.

•	Clinical data for TG-1101 in combination with TGR-1202 were presented at the 2014 Pan Pacific Lymphoma Conference being held in Kohala Coast, Hawaii.

•	Completed global license agreement with Ligand Pharmaceuticals for the development of inhibitors of IRAK4

Michael S. Weiss, the Company's Executive Chairman and Interim Chief Executive Officer, stated, "The second quarter and into July has been a very exciting period for our Company as we announced single agent and combination data for both TG-1101 and TGR-1202. We are excited to continue enrolling patients into our combination clinical trials and to present updated data throughout the rest of the year.” Mr. Weiss continued, “We remain highly focused on commencing at least one registration trial for one or both of our product candidates by year-end.”

The Company will host an investor conference call tomorrow, July 22, 2014, at 8:30am EDT, to discuss the Company’s second quarter 2014 financial results and to discuss clinical data released earlier today on the Company’s proprietary combination of TG-1101 and TGR-1202.

In order to participate in the conference call, please call 1-877-407-8029 (U.S.), 1-201-689-8029 (outside the U.S.), Conference Title: TG Therapeutics Second Quarter 2014 Earnings Call. The audio recording of the conference call will be available for replay at www.tgtherapeutics.com, for a period of 30 days after the call.

ABOUT TG THERAPEUTICS, INC.

TG Therapeutics is an innovative, clinical-stage biopharmaceutical company focused on the acquisition, development and commercialization of novel treatments for cancer and autoimmune diseases. Currently, the company is developing two therapies targeting hematological malignancies. TG-1101 (ublituximab) is a novel, glycoengineered monoclonal antibody that targets a specific and unique epitope on the CD20 antigen found on mature B-lymphocytes. TG Therapeutics is also developing TGR-1202, an orally available PI3K delta inhibitor. The delta isoform of PI3K is strongly expressed in cells of hematopoietic origin and is believed to be important in the proliferation and survival of B-lymphocytes. Both TG-1101 and TGR-1202 are in clinical development for patients with hematologic malignancies. The Company also has a pre-clinical program to develop IRAK4 inhibitors. TG Therapeutics is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release, particularly those anticipating future clinical trials, the timing of commencing, completing or reporting such trials, the business prospects for TG-1101 and TGR-1202, the potential benefits of combining TG-1101 and TGR-1202 and the potential benefits that might be achieved with the micronized formulation and fed-state dosing may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability to successfully and cost-effectively complete pre-clinical and clinical trials for TG-1101 and TGR-1202; the risk that early pre-clinical and clinical results that supported our decision to move forward with TG-1101 and TGR-1202 will not be reproduced in additional patients or in future studies; the risk that the enhanced absorption seen in the healthy human volunteer bioequivalence studies will not be seen in whole or in part when the modified formulation and fed-state dosing are studied in patients with B-cell malignancies; the risk that TGR-1202 will not produce satisfactory safety and efficacy results to warrant further development following the completion of the current phase 1 study; the risk that the data (both safety and efficacy) from future clinical trials will not coincide with the data produced from prior pre-clinical and clinical trials; the risk that trials will take longer to enroll than expected; our ability to achieve the milestones we project over the next year; our ability to manage our cash in line with our projections, and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.tgtherapeutics.com. The information found on our website is not incorporated by reference into this press release and is included for reference purposes only.

TGTX - G

CONTACT:

Jenna Bosco

Director- Investor Relations

TG Therapeutics, Inc.

Telephone: 212.554.4484

Email: ir@tgtxinc.com

TG Therapeutics, Inc.

Selected Consolidated Financial Data

Statements of Operations Information (Unaudited):

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

License revenue	$38,095	$38,095	$76,190	$76,190

Costs and expenses:
Research and development:
Noncash stock expense associated with in-licensing agreement	1,211,250	—	1,211,250	—
Noncash compensation	3,300,111	366,168	5,201,721	720,871
Other research and development	2,336,771	4,661,455	4,845,029	5,876,657
Total research and development	6,848,132	5,027,623	11,258,000	6,597,528

General and administrative:
Noncash compensation	4,438,735	1,007,600	6,768,563	2,538,374
Other general and administrative	706,725	631,637	1,610,249	1,283,094
Total general and administrative	5,145,460	1,639,237	8,378,812	3,821,468

Total costs and expenses	11,993,592	6,666,860	19,636,812	10,418,996

Operating loss	(11,955,497)	(6,628,765)	(19,560,622)	(10,342,806)

Other (income) expense:
Interest income	(12,727)	(1,177)	(26,201)	(2,679)
Other income	—	—	(95,427)	—
Interest expense	234,787	240,014	461,127	471,486
Change in fair value of notes payable	(191,127)	(283,050)	(366,442)	(553,450)
Total other (income) expense	30,933	(44,213)	(26,943)	(84,643)

Consolidated net loss	$(11,986,430)	$(6,584,552)	$(19,533,679)	$(10,258,163)

Basic and diluted net loss per common share	$(0.36)	$(0.29)	$(0.62)	$(0.46)

Weighted average shares used in computing basic and diluted net loss per common share	32,985,130	22,483,394	31,546,060	22,213,335

Condensed Balance Sheet Information:

	June 30, 2014	December 31, 2013*
	(unaudited)
Cash, cash equivalents, investment securities and interest receivable	$51,222,620	$45,431,532
Total assets	56,302,299	48,112,390
Accumulated deficit	(58,937,682)	(39,404,003)
Total equity	52,095,815	40,054,492

* Condensed from audited financial statements.